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                                   MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES                                    EXHIBIT 11
                                        COMPUTATION OF PER SHARE EARNINGS

                                                           Three Months     Three Months         Six Months         Six Months
                                                              Ended            Ended               Ended               Ended
                                                          March 31, 1995   March 31, 1996      March 31, 1995      March 31, 1996
                                                          --------------   --------------      --------------      --------------
                                                                          (in thousands, except per share data)


Net income(loss)                                          $    (15,100)    $      20,069       $     (14,751)      $       29,817
                                                          =============    =============       ==============      ==============

Weighted average number of common shares outstanding:
         Common shares outstanding                              28,332            31,247              27,613               29,612
         Stock Options and Rights                                    -               615                   -                  468
         Warrants                                                    -                20                   -                   19
                                                          -------------    -------------       --------------      --------------
                                                                28,332            31,882              27,613               30,099
                                                          =============    =============       ==============      ==============

     Primary earnings(loss) per share                     $      (0.53)    $        0.63       $       (0.53)      $         0.99
                                                          =============    =============       ==============      ==============


Net income(loss)                                          $    (15,100)    $      20,069       $     (14,751)      $       29,817
Adjustments for the assumed conversion of the
     Exchange Option:
         Minority interest                                           -               811                   -                1,082
         Amortization                                                -              (276)                  -                 (341)
                                                          -------------      ------------      --------------      --------------
     Adjusted net income                                  $    (15,100)      $    20,604       $     (14,751)      $      30,558
                                                          =============      ============      ==============      ==============

Weighted average number of common shares outstanding:
         Common shares outstanding                              28,332            31,247              27,613              29,612
         Stock Options and Rights                                    -               616                   -                 505
         Warrants                                                    -             2,832                   -               1,714
                                                          -------------      ------------      --------------      --------------
                                                                28,332            34,715              27,613              31,851
                                                          =============      ============      ==============      ==============

     Fully diluted earnings(loss) per share               $      (0.53)      $      0.59       $       (0.53)      $        0.96
                                                          =============      ============      ==============      ==============

Note:    Common stock equivalents(stock options,rights and warrants) were anti-dilutive for the three months and six months ended
         March 31, 1995. Accordingly, they are not presented herein.
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